EXHIBIT 12.1

                             SONOCO PRODUCTS COMPANY

                Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Thousands)


                                                               Six Months
                                                                  Ended                    Years Ended December 31,
                                                               ----------   --------------------------------------------------------
                                                                July 1,
                                                                  2001        2000       1999         1998        1997        1996
                                                                  ----        ----       ----         ----        ----        ----
EARNINGS
     Pretax income - as reported ...........................     60,227     270,595     289,560     339,598      63,719     280,075

     Add:  Fixed charges ...................................     34,874      76,094      67,509      68,380      69,484      69,223
              Amortization of capitalized interest .........        777       1,209         566         498         498         378
                                                                 ------     -------     -------     -------     -------     -------

Total Earnings .............................................     95,878     347,898     357,635     408,476     133,701     349,676

Less: Capitalized Interest .................................     (1,346)     (3,449)     (2,000)     (1,353)          -      (1,200)
                                                                 ------     -------     -------     -------     -------     -------

Adjusted Earnings ..........................................     94,532     344,449     355,635     407,123     133,701     348,476
                                                                 ======     =======     =======     =======     =======     =======

FIXED CHARGES
     Interest expense ......................................     26,822      59,604      52,466      54,779      57,194      55,481
     Capitalized interest ..................................      1,346       3,449       2,000       1,353           -       1,200
     Amortization of bond discounts ........................        306         508         210         248         290         209
     Portion of rents representative of the
        interest factor ....................................      6,400      12,533      12,833      12,000      12,000      12,333
                                                                 ------     -------     -------     -------     -------     -------

Total Fixed Charges ........................................     34,874      76,094      67,509      68,380      69,484      69,223
                                                                 ======     =======     =======     =======     =======     =======


Ratio of Earnings to Fixed Charges .........................       2.71        4.53        5.27        5.95        1.92        5.03
                                                                 ======     =======     =======     =======     =======     =======


                                                                    EXHIBIT 12.1

                             SONOCO PRODUCTS COMPANY

          Computation of Ratio of Earnings to Fixed Charges - adjusted
                             (Dollars in Thousands)


                                                                  Six Months
                                                                    Ended                    Years Ended December 31,
                                                                  ----------   -----------------------------------------------------
                                                                   July 1,
                                                                     2001       2000       1999         1998        1997        1996
                                                                     ----       ----       ----         ----        ----        ----
EARNINGS
     Pretax income - as reported ..............................     60,227    270,595     289,560     339,598      63,719   280,075

     Less:  (Gain) or Loss on assets held for sale ............          -     (5,182)     (3,500)   (100,354)    226,358         -
                                                                    ------    -------     -------     -------     -------   -------

     Pretax income - adjusted .................................     60,227    265,413     286,060     239,244     290,077   280,075

     Add:  Fixed charges ......................................     34,874     76,094      67,509      68,380      69,484    69,223
              Amortization of capitalized interest ............        777      1,209         566         498         498       378
                                                                    ------    -------     -------     -------     -------   -------

Total Earnings ................................................     95,878    342,716     354,135     308,122     360,059   349,676

Less: Capitalized Interest ....................................     (1,346)    (3,449)     (2,000)     (1,353)          -    (1,200)
                                                                    ------    -------     -------     -------     -------   -------

Adjusted Earnings .............................................     94,532    339,267     352,135     306,769     360,059   348,476
                                                                    ======    =======     =======     =======     =======   =======

FIXED CHARGES
     Interest expense .........................................     26,822     59,604      52,466      54,779      57,194    55,481
     Capitalized interest .....................................      1,346      3,449       2,000       1,353           -     1,200
     Amortization of bond discounts ...........................        306        508         210         248         290       209
     Portion of rents representative of the
        interest factor .......................................      6,400     12,533      12,833      12,000      12,000    12,333
                                                                    ------    -------     -------     -------     -------   -------

Total Fixed Charges ...........................................     34,874     76,094      67,509      68,380      69,484    69,223
                                                                    ======    =======     =======     =======      ======   =======

Ratio of Earnings to Fixed Charges ............................       2.71       4.46        5.22        4.49        5.18      5.03
                                                                    ======    =======     =======     =======      ======   =======



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